HEI Exhibit 99
August 4, 2016

Contact:	Clifford H. Chen	Telephone: (808) 543-7300
	Manager, Investor Relations &	E-mail: ir@hei.com
Strategic Planning

HAWAIIAN ELECTRIC INDUSTRIES REPORTS SECOND QUARTER 2016 EARNINGS

Diluted Earnings Per Share (EPS) of $0.41 and Core EPS1 of $0.43

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock of $44.1 million and diluted earnings per share (EPS) of $0.41 for the second quarter of 2016 compared to consolidated net income of $35.0 million and EPS of $0.33 for the second quarter of 2015. Excluding costs related to the recently terminated merger with NextEra Energy, Inc., the cancelled spin-off of ASB Hawaii, Inc. and the recently terminated liquefied natural gas (LNG) contract, which after-tax totaled $2.7 million and $7.2 million in the second quarters of 2016 and 2015, respectively, core earnings1 and core EPS1 for the second quarter of 2016 were $46.9 million and $0.43, respectively, compared to $42.2 million and $0.39, respectively, for the second quarter of 2015.
“HEI had a solid quarter as we continued to invest in our Hawaii-based businesses. Through the first half of the year, Hawaiian Electric invested $157 million (more than twice its earnings for the first half of the year) in local infrastructure projects to modernize the electric grid and to integrate more renewable energy reliably. At American Savings Bank, we continued to deliver profitable performance with year-to-date annualized loan growth of 6.0% and deposit growth of 8.2% driving higher net interest income,” said Constance H. Lau, HEI president and chief executive officer and chairman of the boards of Hawaiian Electric and American Savings Bank.

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1 Non-GAAP measure which excludes costs related to the recently terminated merger between HEI and NextEra Energy, Inc. and the cancelled spin-off of ASB Hawaii, Inc. and costs related to the recently terminated LNG contract, which required PUC approval of the merger with NextEra Energy, Inc. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

Hawaiian Electric Industries, Inc.
August 4, 2016

“HEI remains a strong company and is well-positioned to help Hawaiian Electric achieve Hawaii’s 100% renewable energy goal by 2045. Our utilities will continue transforming to focus on providing customer value and options. We will accomplish this through innovation and a balanced generation portfolio, distributed generation, enhanced electrification of transportation and demand response initiatives. And American Savings Bank will continue to move forward as one of the leading financial institutions in Hawaii delivering a full range of financial products and services to its customers.”

HAWAIIAN ELECTRIC COMPANY EARNINGS
Hawaiian Electric Company’s2 net income for the second quarter of 2016 was $35.9 million compared to $32.8 million in the second quarter of 2015. The net income increase was mainly driven by $4 million (after-tax) higher net revenues primarily due to the recovery of costs for clean energy and reliability investments partially offset by $2 million (after-tax) higher depreciation expense as a result of increasing investments for improved customer reliability and greater system efficiency, and the integration of more renewable energy.
Other operations and maintenance expenses were relatively flat compared to the prior year quarter. The second quarter of 2016 included higher overhaul and LNG consulting and legal expenses compared to the second quarter of 2015 which included higher vegetation management and boiler and steam maintenance expenses.

AMERICAN SAVINGS BANK EARNINGS
    American Savings Bank’s (American) net income for the second quarter of 2016 was $13.3 million compared to $12.7 million in the first (or linked) quarter of 2016 and $12.9 million in the second quarter of 2015. Second quarter 2016 net income was $0.6 million higher than the linked quarter, primarily driven by $1 million (after-tax) higher revenues due to higher noninterest income,

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Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rates of 39% for the utilities and 40% for the bank.

[2]	Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

Hawaiian Electric Industries, Inc.
August 4, 2016

which included gains on sale of securities and higher mortgage banking income, and higher net interest income primarily due to growth in the commercial real estate and consumer loan portfolios. Higher revenues were partially offset by $1 million (after-tax) higher noninterest expense due primarily to costs related to the replacement and upgrade of the electronic banking platform.
Compared to the second quarter of 2015, net income improved by $0.4 million, primarily driven by $3 million (after-tax) higher net interest income due to growth in the commercial real estate and consumer loan and investment portfolios and higher yields on interest-earning assets. This was offset by the following on an after-tax basis:

•	$2 million higher provision for loan losses mainly driven by commercial real estate and consumer loan growth and downgrades of specific commercial credits in the second quarter of 2016; and

•	$1 million higher noninterest expense primarily due to costs related to the replacement and upgrade of the electronic banking platform.
Total loans were $4.8 billion at June 30, 2016, an increase of $112 million and $138 million in the second quarter and year-to-date 2016, respectively. Year-to-date annualized loan growth was 6.0%, in line with American’s target of mid-single digit loan growth for the full year.
Total deposits were $5.2 billion at June 30, 2016, an increase of $92 million and $207 million in the second quarter and year-to-date 2016, respectively. Year-to-date annualized deposit growth of 8.2% was primarily driven by the $126 million (5.6% year-to-date annualized) increase in low-cost core deposits. Average cost of funds remained low at 0.23% for the second quarter of 2016, unchanged from the linked quarter and 1 basis point higher than the prior year quarter.
Overall, American achieved solid profitability in the second quarter of 2016 with a return on average equity of 9.2% and a return on average assets of 0.86%.
For additional information, refer to the American news release issued on July 29, 2016.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net losses were $5.0 million in the second quarter of 2016 compared to $10.7 million in the second quarter of 2015. Excluding after-tax costs of $2.0 million associated with the recently terminated merger with NextEra Energy, Inc. and the cancelled spin-off of

Hawaiian Electric Industries, Inc.
August 4, 2016

ASB Hawaii, Inc. in the second quarter of 2016 and $7.2 million in the second quarter of 2015, the holding and other companies’ net losses in 2016 and 2015 were $3.0 million and $3.5 million, respectively.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND EPS GUIDANCE
Hawaiian Electric Industries, Inc. will conduct a webcast and conference call to review its second quarter of 2016 earnings on Thursday, August 4, 2016, at 11:00 a.m. Hawaii time (5:00 p.m. Eastern time).
Interested parties within the United States may listen to the conference by calling (888) 311-8190 and entering passcode: 16065228.  International parties may listen to the conference by calling (330) 863-3378 and entering passcode: 16065228 or by accessing the webcast on HEI’s website at www.hei.com under the heading “Investor Relations.”  HEI and Hawaiian Electric Company intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric Company’s and American’s press releases, HEI’s and Hawaiian Electric Company’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings.
An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the conference call will also be available approximately two hours after the event through August 18, 2016, by dialing (855) 859-2056 or (404) 537-3406 and entering passcode: 16065228.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company,

Hawaiian Electric Industries, Inc.
August 4, 2016

Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions.

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on pages 12 and 13 of this release.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2015, HEI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric Company, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended June 30		Six months ended June 30
(in thousands, except per share amounts)	2016	2015	2016	2015
Revenues
Electric utility	$495,395	$558,163	$977,447	$1,131,605
Bank	70,749	65,783	139,589	130,131
Other	100	(34)	168	38
Total revenues	566,244	623,912	1,117,204	1,261,774
Expenses
Electric utility	424,709	492,002	851,435	1,007,808
Bank	50,525	46,057	99,771	89,774
Other	5,555	13,123	11,692	21,956
Total expenses	480,789	551,182	962,898	1,119,538
Operating income (loss)
Electric utility	70,686	66,161	126,012	123,797
Bank	20,224	19,726	39,818	40,357
Other	(5,455)	(13,157)	(11,524)	(21,918)
Total operating income	85,455	72,730	154,306	142,236
Interest expense, net—other than on deposit liabilities and other bank borrowings	(17,301)	(18,906)	(37,427)	(38,006)
Allowance for borrowed funds used during construction	760	682	1,422	1,181
Allowance for equity funds used during construction	1,997	1,896	3,736	3,309
Income before income taxes	70,911	56,402	122,037	108,720
Income taxes	26,310	20,911	44,611	40,890
Net income	44,601	35,491	77,426	67,830
Preferred stock dividends of subsidiaries	473	473	946	946
Net income for common stock	$44,128	$35,018	$76,480	$66,884
Basic earnings per common share	$0.41	$0.33	$0.71	$0.63
Diluted earnings per common share	$0.41	$0.33	$0.71	$0.63
Dividends per common share	$0.31	$0.31	$0.62	$0.62
Weighted-average number of common shares outstanding	107,962	107,418	107,791	105,361
Adjusted weighted-average shares	108,133	107,694	107,978	105,659
Net income (loss) for common stock by segment
Electric utility	$35,857	$32,841	$61,224	$59,715
Bank	13,285	12,851	25,958	26,326
Other	(5,014)	(10,674)	(10,702)	(19,157)
Net income for common stock	$44,128	$35,018	$76,480	$66,884
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$46,236	$31,891	$87,388	$67,815
Return on average common equity (twelve months ended)[1]			8.8%	8.1%
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 On a core basis, 2016 and 2015 returns on average common equity (twelve months ended June 30) were 9.3% and 9.0%.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands)	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$257,208	$300,478
Accounts receivable and unbilled revenues, net	224,179	242,766
Available-for-sale investment securities, at fair value	894,021	820,648
Stock in Federal Home Loan Bank, at cost	11,218	10,678
Loans receivable held for investment, net	4,699,623	4,565,781
Loans held for sale, at lower of cost or fair value	6,217	4,631
Property, plant and equipment, net of accumulated depreciation of $2,387,013 and $2,339,319 at the respective dates	4,482,990	4,377,658
Regulatory assets	885,114	896,731
Other	436,479	480,457
Goodwill	82,190	82,190
Total assets	$11,979,239	$11,782,018
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$130,160	$138,523
Interest and dividends payable	23,490	26,042
Deposit liabilities	5,232,203	5,025,254
Short-term borrowings—other than bank	115,985	103,063
Other bank borrowings	272,887	328,582
Long-term debt, net—other than bank	1,578,842	1,578,368
Deferred income taxes	712,199	680,877
Regulatory liabilities	391,003	371,543
Contributions in aid of construction	516,750	506,087
Defined benefit pension and other postretirement benefit plans liability	578,651	589,918
Other	426,594	471,828
Total liabilities	9,978,764	9,820,085
Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293
Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 108,187,063 shares and 107,460,406 shares at the respective dates	1,647,138	1,629,136
Retained earnings	334,398	324,766
Accumulated other comprehensive loss, net of tax benefits	(15,354)	(26,262)
Total shareholders’ equity	1,966,182	1,927,640
Total liabilities and shareholders’ equity	$11,979,239	$11,782,018
The Consolidated Balance Sheet as of December 31, 2015 reflects the retrospective application of ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which was adopted in first quarter 2016.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended June 30		Six months ended June 30
(dollars in thousands, except per barrel amounts)	2016	2015	2016	2015
Revenues	$495,395	$558,163	$977,447	$1,131,605
Expenses
Fuel oil	91,899	146,231	205,639	323,037
Purchased power	139,058	149,284	254,917	285,291
Other operation and maintenance	99,563	98,864	203,471	202,866
Depreciation	46,760	44,241	93,541	88,484
Taxes, other than income taxes	47,429	53,382	93,867	108,130
Total expenses	424,709	492,002	851,435	1,007,808
Operating income	70,686	66,161	126,012	123,797
Allowance for equity funds used during construction	1,997	1,896	3,736	3,309
Interest expense and other charges, net	(15,103)	(16,288)	(32,411)	(32,613)
Allowance for borrowed funds used during construction	760	682	1,422	1,181
Income before income taxes	58,340	52,451	98,759	95,674
Income taxes	21,984	19,111	36,537	34,961
Net income	36,356	33,340	62,222	60,713
Preferred stock dividends of subsidiaries	229	229	458	458
Net income attributable to Hawaiian Electric	36,127	33,111	61,764	60,255
Preferred stock dividends of Hawaiian Electric	270	270	540	540
Net income for common stock	$35,857	$32,841	$61,224	$59,715
Comprehensive income attributable to Hawaiian Electric	$35,102	$32,826	$61,485	$59,722
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,625	1,615	3,182	3,142
Hawaii Electric Light	260	257	518	510
Maui Electric	271	272	541	536
	2,156	2,144	4,241	4,188
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	69.9	69.2	68.6	67.8
Cooling degree days (Oahu)	1,257	1,181	2,141	1,976
Average fuel oil cost per barrel	$44.98	$69.37	$49.05	$77.85

			Twelve months ended June 30
			2016	2015
Return on average common equity (%) (simple average)
Hawaiian Electric			7.95	7.87
Hawaii Electric Light			7.47	6.01
Maui Electric			8.67	8.87
Hawaiian Electric Consolidated[1]			7.98	7.70
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 On a core basis, 2016 and 2015 returns on average common equity (twelve months ended June 30) were 8.1% and 7.7%.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par value)	June 30, 2016	December 31, 2015
Assets
Property, plant and equipment
Utility property, plant and equipment
Land	$53,175	$52,792
Plant and equipment	6,411,544	6,315,698
Less accumulated depreciation	(2,314,743)	(2,266,004)
Construction in progress	230,143	175,309
Utility property, plant and equipment, net	4,380,119	4,277,795
Nonutility property, plant and equipment, less accumulated depreciation of $1,230 and $1,229 at respective dates	7,375	7,272
Total property, plant and equipment, net	4,387,494	4,285,067
Current assets
Cash and cash equivalents	27,579	24,449
Customer accounts receivable, net	116,265	132,778
Accrued unbilled revenues, net	87,724	84,509
Other accounts receivable, net	4,546	10,408
Fuel oil stock, at average cost	61,572	71,216
Materials and supplies, at average cost	56,911	54,429
Prepayments and other	21,879	36,640
Regulatory assets	90,471	72,231
Total current assets	466,947	486,660
Other long-term assets
Regulatory assets	794,643	824,500
Unamortized debt expense	344	497
Other	72,425	75,486
Total other long-term assets	867,412	900,483
Total assets	$5,721,853	$5,672,210
Capitalization and liabilities
Capitalization
Common stock ($6 2/3 par value, authorized 50,000,000 shares; outstanding 15,805,327 shares)	$105,388	$105,388
Premium on capital stock	578,926	578,930
Retained earnings	1,057,506	1,043,082
Accumulated other comprehensive income, net of income taxes	1,186	925
Common stock equity	1,743,006	1,728,325
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,279,123	1,278,702
Total capitalization	3,056,422	3,041,320
Current liabilities
Short-term borrowings from non-affiliates	36,995	—
Accounts payable	106,521	114,846
Interest and preferred dividends payable	21,309	23,111
Taxes accrued	141,148	191,084
Regulatory liabilities	3,368	2,204
Other	53,347	54,079
Total current liabilities	362,688	385,324
Deferred credits and other liabilities
Deferred income taxes	689,482	654,806
Regulatory liabilities	387,635	369,339
Unamortized tax credits	89,176	84,214
Defined benefit pension and other postretirement benefit plans liability	541,656	552,974
Other	78,044	78,146
Total deferred credits and other liabilities	1,785,993	1,739,479
Contributions in aid of construction	516,750	506,087
Total capitalization and liabilities	$5,721,853	$5,672,210
The Consolidated Balance Sheet as of December 31, 2015 reflects the retrospective application of ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which was adopted in first quarter 2016.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA

(Unaudited)

	Three months ended			Six months ended June 30
(in thousands)	June 30, 2016	March 31, 2016	June 30, 2015	2016	2015
Interest and dividend income
Interest and fees on loans	$49,690	$48,437	$46,035	98,127	91,233
Interest and dividends on investment securities	4,443	5,017	3,306	9,460	6,357
Total interest and dividend income	54,133	53,454	49,341	107,587	97,590
Interest expense
Interest on deposit liabilities	1,691	1,592	1,266	3,283	2,526
Interest on other borrowings	1,467	1,485	1,487	2,952	2,953
Total interest expense	3,158	3,077	2,753	6,235	5,479
Net interest income	50,975	50,377	46,588	101,352	92,111
Provision for loan losses	4,753	4,766	1,825	9,519	2,439
Net interest income after provision for loan losses	46,222	45,611	44,763	91,833	89,672
Noninterest income
Fees from other financial services	5,701	5,499	5,550	11,200	10,905
Fee income on deposit liabilities	5,262	5,156	5,424	10,418	10,739
Fee income on other financial products	2,207	2,205	2,103	4,412	3,992
Bank-owned life insurance	1,006	998	1,058	2,004	2,041
Mortgage banking income	1,554	1,195	2,068	2,749	3,890
Gains on sale of investment securities, net	598	—	—	598	—
Other income, net	288	333	239	621	974
Total noninterest income	16,616	15,386	16,442	32,002	32,541
Noninterest expense
Compensation and employee benefits	21,919	22,434	22,319	44,353	44,085
Occupancy	4,115	4,138	4,009	8,253	8,122
Data processing	3,277	3,172	2,953	6,449	6,069
Services	2,755	2,911	2,833	5,666	5,174
Equipment	1,771	1,663	1,690	3,434	3,391
Office supplies, printing and postage	1,583	1,365	1,303	2,948	2,786
Marketing	899	861	844	1,760	1,685
FDIC insurance	913	884	773	1,797	1,584
Other expense	5,382	3,975	4,755	9,357	8,960
Total noninterest expense	42,614	41,403	41,479	84,017	81,856
Income before income taxes	20,224	19,594	19,726	39,818	40,357
Income taxes	6,939	6,921	6,875	13,860	14,031
Net income	$13,285	$12,673	$12,851	$25,958	$26,326
Comprehensive income	$16,051	$20,310	$9,544	$36,361	$26,862
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.86	0.84	0.89	0.85	0.93
Return on average equity	9.22	8.89	9.38	9.06	9.67
Return on average tangible common equity	10.75	10.39	11.04	10.57	11.39
Net interest margin	3.58	3.62	3.52	3.60	3.52
Efficiency ratio	63.05	62.96	65.81	63.00	65.67
Net charge-offs to average loans outstanding	0.15	0.21	0.11	0.18	0.08
As of period end
Nonperforming assets to loans outstanding and real estate owned	1.02	1.03	0.70
Allowance for loan losses to loans outstanding	1.16	1.13	1.04
Tangible common equity to tangible assets	8.15	8.08	8.16
Tier-1 leverage ratio	8.7	8.7	8.8
Total capital ratio	13.2	13.2	13.5
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$9.0	$9.0	$7.5
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

(in thousands)	June 30, 2016		December 31, 2015

Assets
Cash and due from banks		$111,738		$127,201
Interest-bearing deposits		62,850		93,680
Available-for-sale investment securities, at fair value		894,021		820,648
Stock in Federal Home Loan Bank, at cost		11,218		10,678
Loans receivable held for investment		4,754,954		4,615,819
Allowance for loan losses		(55,331)		(50,038)
Net loans		4,699,623		4,565,781
Loans held for sale, at lower of cost or fair value		6,217		4,631
Other		320,233		309,946
Goodwill		82,190		82,190
Total assets		$6,188,090		$6,014,755
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,583,420		$1,520,374
Deposit liabilities–interest-bearing		3,648,783		3,504,880
Other borrowings		272,887		328,582
Other		103,396		101,029
Total liabilities		5,608,486		5,454,865
Common stock		1		1
Additional paid in capital		341,849		340,496
Retained earnings		244,622		236,664
Accumulated other comprehensive loss, net of tax benefits
Net unrealized gains (losses) on securities	$8,111		$(1,872)
Retirement benefit plans	(14,979)	(6,868)	(15,399)	(17,271)
Total shareholder’s equity		579,604		559,890
Total liabilities and shareholder’s equity		$6,188,090		$6,014,755

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of HEI and the utility. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and the adjusted return on average common equity (ROACE) for HEI and the utility.
The reconciling adjustments from GAAP earnings to core earnings is limited to the costs related to the recently terminated merger between HEI and NextEra Energy, Inc. and the cancelled spin-off of ASB Hawaii, Inc. and costs related to the recently terminated liquefied natural gas (LNG) contract which required the Hawaii Public Utilities Commission approval of the merger with NextEra Energy, Inc. less the associated current income tax benefits adjustment. For more information on the transactions, see HEI’s Form 8-K filed on July 18, 2016 and HEI’s Form 8-K filed on July 19, 2016, respectively. Management does not consider these items to be representative of the company’s fundamental core earnings.
The accompanying table also provides the calculation of utility GAAP O&M adjusted for costs related to the terminated merger discussed above. “O&M-related net income neutral items” which are O&M expenses covered by specific surcharges or by third parties have also been excluded. These “O&M-related net income neutral items” are grossed-up in revenue and expense and do not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries (HEI)
Unaudited	Three months ended June 30		Six months ended June 30
($ in millions, except per share amounts)	2016	2015	2016	2015
HEI CONSOLIDATED COSTS RELATED TO THE TERMINATED MERGER WITH NEXTERA ENERGY AND CANCELLED SPIN-OFF OF ASB HAWAII
Pre-tax expenses	$2.0	$9.0	$3.6	$13.9
Current income tax benefits	—	(1.8)	—	(2.0)
After-tax expenses	$2.0	$7.2	$3.6	$11.9
HEI CONSOLIDATED LNG CONTRACT COSTS[2]
Pre-tax expenses	$1.2	$—	$3.4	$—
Current income tax benefits	(0.5)	—	(1.3)	—
After-tax expenses	$0.7	$—	$2.1	$—
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$44.1	$35.0	$76.5	$66.9
Excluding special items (after-tax):
Costs related to the terminated merger with NextEra Energy and cancelled spin-off of ASB Hawaii	2.0	7.2	3.6	11.9
Costs related to the terminated LNG contract[2]	0.7	—	2.1	—
Non-GAAP (core) net income	$46.9	$42.2	$82.1	$78.8
HEI CONSOLIDATED DILUTED EARNINGS PER COMMON SHARE
GAAP (as reported)	$0.41	$0.33	$0.71	$0.63
Excluding special items (after-tax):
Costs related to the terminated merger with NextEra Energy and cancelled spin-off of ASB Hawaii	0.02	0.07	0.03	0.11
Costs related to the terminated LNG contract[2]	0.01	—	0.02	—
Non-GAAP (core) diluted earnings per common share	$0.43	$0.39	$0.76	$0.75
			Twelve months ended June 30
			2016	2015
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			8.8%	8.1%
Based on non-GAAP (core)[3]			9.3%	9.0%

Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] The LNG contract was terminated as it was conditioned on the merger with NextEra Energy closing
[3] Calculated as core net income divided by average GAAP common equity

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited	Three months ended June 30		Six months ended June 30
($ in millions)	2016	2015	2016	2015
HAWAIIAN ELECTRIC CONSOLIDATED COSTS RELATED TO THE TERMINATED MERGER WITH NEXTERA ENERGY
Pre-tax expenses	$—	$—	$0.1	$0.4
Current income tax benefits	—	—	—	(0.2)
After-tax expenses	$—	$—	$0.1	$0.3
HAWAIIAN ELECTRIC CONSOLIDATED LNG CONTRACT COSTS[2]
Pre-tax expenses	$1.2	$—	$3.4	$—
Current income tax benefits	(0.5)	—	(1.3)	—
After-tax expenses	$0.7	$—	$2.1	$—
HAWAIIAN ELECTRIC CONSOLIDATED NET INCOME
GAAP (as reported)	$35.9	$32.8	$61.2	$59.7
Excluding special items (after-tax):
Costs related to the terminated merger with NextEra Energy	—	—	0.1	0.3
Costs related to the terminated LNG contract[2]	0.7	—	2.1	—
Non-GAAP (core) Net Income	$36.6	$32.9	$63.4	$60.0

			Twelve months ended June 30
			2016	2015
HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			7.98%	7.70%
Based on non-GAAP (core)[3]			8.12%	7.72%

	Three months ended June 30		Six months ended June 30
($ in millions)	2016	2015	2016	2015
HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION AND MAINTENANCE (O&M) EXPENSE
GAAP (as reported)	$99.6	$98.9	$203.5	$202.9
Excluding O&M-related net income neutral items[4]	1.5	1.6	3.1	3.5
Excluding costs related to the terminated merger with NextEra Energy	—	—	0.1	0.4
Excluding costs related to the terminated LNG contract[2]	1.2	—	3.4	—
Non-GAAP (Adjusted other O&M expense)	$96.8	$97.2	$196.8	$198.9
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] The LNG contract was terminated as it was conditioned on the merger with NextEra Energy closing
[3] Calculated as core net income divided by average GAAP common equity
[4] Expenses covered by surcharges or by third parties recorded in revenues